Marrone Bio Innovations, Inc. Reports Record Full Year 2017 Financial Results

2017 GAAP Revenues Increase 29.4% to Record $18.2 Million; Gross Margins Increase Significantly to 42%

DAVIS, Calif., March 29, 2018 - Marrone Bio Innovations, Inc. (“MBI” or the “Company”) (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, has provided its financial results for the fourth quarter and full year ended December 31, 2017.

Financial Highlights

●	GAAP revenues grew 29.4% to $18.2 million in 2017, compared to $14.0 million in 2016. GAAP revenues grew 23.3% to $3.3 million in the fourth quarter of 2017, compared to $2.7 million in the fourth quarter of 2016.

●	Product shipments[1] grew 16.2% to $19.0 million for 2017, compared to $16.4 million in 2016. Product shipments were $3.8 million in the fourth quarter of 2017, compared to $5.2 million in the fourth quarter of 2016.

●	Gross margin increased significantly to 42.0% in 2017, compared to 32.2% in 2016. Gross margin increased to 46.0% in the fourth quarter of 2017, compared to 39.0% in the fourth quarter of 2016.

●	In February 2018, the Company completed a comprehensive series of private placement financing and debt restructuring transactions, which generated approximately $27.3 million of net proceeds and converted $45.0 million of prior debt into equity.

Management Commentary

“We begin 2018 healthier than ever,” said Dr. Pam Marrone, CEO of MBI. “From a capital standpoint, we have eliminated the vast majority of our debt, and we now have cash to fund operations, service our remaining indebtedness and support future development goals. The entire company is focused on accelerating revenue growth and increasing gross margins through process and scale improvements, while managing our working capital. We launched two more products in 2017 and now have seven products from six new active ingredients – unparalleled productivity.

“We were able to grow GAAP revenues almost 30% to a record $18.2 million in 2017, while significantly increasing gross margins to 42.0%. This is despite unfavorable weather in key growing regions. We continued to grow our international business by signing four new international distribution agreements to diversify geographically, which should help smooth out lumpy quarters. Our 2017 field data from around the globe showed impressive results in key crops like bananas and coffee and in a key market, Brazil.

1See notes at the end of this release for additional information related to non-GAAP financial measures.

“We launched two new commercial products in 2017: Haven®, a sun protectant, and StargusTM, a biofungicide, addressing downy mildew and white mold, which complements our existing biofungicide Regalia. Both new products have performed exceptionally well in field trials and we look forward to expanding them across the NAFTA region. We believe StargusTM and its row crop counterpart, AmplitudeTM, open up important new market segments, such as eastern grapes and succulent and dry beans, peas and lentils. An additional significant 2017 milestone was first sales of another one of our active ingredients through our valued partner, Albaugh, LLC, in the fast growing row crop seed treatment market.”

Dr. Marrone, concluded: “Our recent financing and comprehensive debt restructuring transaction was truly transformative, providing us the tools we need to aggressively execute upon our business plan. We are concentrating on enhancing our sales and marketing organization and capabilities, increasing product awareness and educating growers.”

Recent Operational Highlights

●	Launched two new Active Ingredients: Haven® sun protectant, and StargusTM biofungicide and our first turf product, ZeltoTM bioinsecticide/nematicide.

●	Completed the development of MBI-014 (formerly 010), an organic bioherbicide, with EPA submission planned in the near-term.

●	Signed international distribution agreements for Central America, Morocco & North Africa, Kenya, Mexico and the Philippines.

●	Finalized a distribution agreement with a large water treatment company, Solenis LLC, for Zequanox.

●	Implemented a strategy and focus to address grower demand of MBI products within the cannabis market through the creation of smaller pack sizes, hiring a cannabis segment sales specialist and utilizing Amazon as a direct-to-consumer sales channel.

●	Albaugh, LLC, a major agrichemical company, had a successful launch season with their BIOSTTM seed treatment containing a MBI microorganism, showing yield increases over the competitive standards. Seed treatment for row crops is a growth driver for MBI.

●	As part of MBI’s collaboration with Evogene, transgenic plants carrying genes from MBI’s novel insecticidal bacteria were developed and showed promising efficacy (100% kill) against pest caterpillars.

●	Realized exceptional results from field trials in several countries around the globe, such as key banana, citrus and coffee diseases and pests. Particularly noteworthy are results from Brazil, paving the way for registration of Grandevo, Venerate and Majestene.

Conference Call and Webcast

Management will host an investor conference call today at 2:00 p.m. PST (5:00 p.m. EST) to discuss Marrone Bio Innovation’s fourth quarter and full year 2017 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q4 2017 Conference Call and Webcast

Date: Thursday, March 29, 2018

Time: 2:00 p.m. Pacific time (5:00 p.m. Eastern time)

U.S. Dial-in: 1-800-239-9838

International Dial-in: 1-323-794-2551

Conference ID: 3589839

Webcast: http://public.viavid.com/index.php?id=128759

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through April 29, 2018. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 3589839. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Q4 2017 Webcast.

Non-GAAP Financial Measures

The Company uses product shipments, which is not defined by, or presented in accordance with, generally accepted accounting principles (“GAAP”), to evaluate various aspects of its business. Product shipments is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, product revenues reported in accordance with GAAP. Product shipments as used in this press release is defined as product revenues, plus related party product revenues, if any, plus the incremental amount of deferred revenues accrued during the applicable period. This calculation specifically excludes changes in deferred revenue related to license revenues and customer deposits and is intended to approximate the total value of products sold and under contract for sale in a given period. Product shipments, as defined by the Company, may not be comparable to similarly titled measures used by other companies. The Company’s management uses this non-GAAP financial measure in order to have comparable results to analyze sales performance from quarter to quarter. The Company has chosen to provide this supplemental information regarding its sales in a given period to investors to facilitate a meaningful evaluation of actual operating results on a comparable basis with historical results, including to track product adoption, and to assist investors in their valuation of the Company. In future periods, the calculation of product shipments may be different than in this release.

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	(In Thousands)		(In Thousands)
	2017	2016	2017	2016
Product revenues	$3,260	$2,632	$17,935	$13,715
Change in deferred product revenue(a)	574	2,583	1,086	2,651
Product shipments	$3,834	$5,215	$19,021	$16,366

(a) Change in deferred product revenue is defined as the increase in the amount of deferred product revenues accrued during the applicable period, less prior deferred product revenues recognized during the applicable period, excluding the change in deferred revenue associated with license fees and customer deposits. For the three months ended December 31, 2017 and 2016, deferred license revenues decreased $58 thousand and $58 thousand, respectively, and $232 thousand and $327 thousand for the year ended December 31, 2017 and 2016, respectively.

The use of product shipments has certain limitations. The Company's presentation of this non-GAAP financial measure may be different from the presentation used by other companies, and therefore comparability may be limited. We compensate for these limitations by providing the relevant disclosure of our product revenues, related party revenues, deferred revenues and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. Product shipments are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be considered as an alternative to product revenues, deferred revenues, total revenues, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Product shipments reflects an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety, including the attached unaudited condensed consolidated financial statements, and not to rely on a single financial measure.

About Marrone Bio Innovations

BIO WITH BITE.

Marrone Bio Innovations, Inc. (NASDAQ:MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. MBI’s effective and environmentally responsible pest management solutions help customers operate more sustainably while uniquely improving plant health and increasing crop yields. MBI’s currently available commercial products are Regalia®, Grandevo®, Venerate®, Majestene®, Haven® StargusTM, AmplitudeTM, ZeltoTM and Zequanox®. MBI also distributes Bio-tam 2.0® for Isagro USA and Jet-Ag® for Jet Harvest in most regions of the U.S.

Marrone Bio Innovations is dedicated to pioneering smart biopesticide solutions that support a better tomorrow for both farmers, turf managers and consumers around the globe. For more information, please visit www.marronebio.com.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the strength of the Company’s operations and financial position for 2018, anticipated cash resources for continued operations, sales of the Company’s products, enhancement of the Company’s marketing efforts, the impact of the Company’s portfolio development strategy, planned regulatory submissions and potential approvals, anticipated product launches, the potential benefits of the Company’s products, MBI’s efforts with respect to marketing in U.S. and international markets, and results of potential third-party collaborations. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties, and any inability to raise capital to fund operations and service the Company’s debt. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Pam Marrone, CEO and Founder

Jim Boyd, CFO

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations:

Greg Falesnik

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

MBII@mzgroup.us

www.mzgroup.us

MARRONE BIO INNOVATION, INC.

Consolidated Balance Sheets

(In Thousands, Except Par Value)

	DECEMBER 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$786	$9,609
Restricted cash, current portion	487	1,444
Accounts receivable	3,785	3,592
Inventories, net	9,827	8,482
Deferred cost of product revenues	3,063	2,688
Prepaid expenses and other current assets	1,380	1,060
Total current assets	19,328	26,875
Property, plant and equipment, net	16,016	17,343
Restricted cash, less current portion	1,560	1,560
Other assets	219	205
Total assets	$37,123	$45,983
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$3,800	$1,385
Accrued liabilities	8,598	5,508
Accrued interest due to related parties	1,622	1,618
Deferred revenue, current portion	6,193	5,647
Derivative liability	674	—
Capital lease obligations, current portion	—	839
Debt, current portion	1,524	252
Total current liabilities	22,411	15,249
Deferred revenue, less current portion	2,046	1,787
Debt, less current portion	24,550	21,083
Debt due to related parties	37,822	36,667
Other liabilities	1,287	1,381
Total liabilities	88,116	76,167
Commitments and contingencies (Note 12)
Stockholders’ deficit:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at December 31, 2017 and December 31, 2016	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 31,351 shares issued and outstanding as of December 31, 2017 and 24,661 as of December 31, 2016	—	—
Additional paid in capital	214,921	204,463
Accumulated deficit	(265,914)	(234,647)
Total stockholders’ deficit	(50,993)	(30,184)
Total liabilities and stockholders’ deficit	$37,123	$45,983

See accompanying notes.

MARRONE BIO INNOVATIONS, INC.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	YEAR ENDED DECEMBER 31,
	2017	2016	2015
Revenues:
Product	$17,935	$13,715	$8,976
License	232	327	333
Related party	—	-	492
Total revenues	18,167	14,042	9,801
Cost of product revenues, including cost of product revenues to related parties of $0, $0 and $254 for the years ended December 31, 2017, 2016 and 2015, respectively	10,528	9,522	9,256
Gross profit	7,639	4,520	545
Operating Expenses:
Research, development and patent	11,012	9,670	13,500
Selling, general and administrative	20,101	18,510	26,502
Total operating expenses	31,113	28,180	40,002
Loss from operations	(23,474)	(23,660)	(39,457)
Other income (expense):
Interest income	1	37	51
Interest expense	(3,307)	(2,941)	(2,764)
Interest expense to related parties	(4,355)	(4,361)	(1,599)
Change in estimated fair value of financial instruments	(96)	—	—
Other income (expense), net	(36)	(146)	41
Total other expense, net	(7,793)	(7,411)	(4,271)
Loss before income taxes	(31,267)	(31,071)	(43,728)
Income taxes	—	—	—
Net loss	$(31,267)	$(31,071)	$(43,728)
Basic and diluted net loss per common share	$(1.07)	$(1.26)	$(1.79)
Weighted-average shares outstanding used in computing net loss per common share	29,235	24,617	24,469

See accompanying notes.

MARRONE BIO INNOVATIONS, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	YEAR ENDED DECEMBER 31,
	2017	2016	2015
Cash flows from operating activities
Net loss	$(31,267)	$(31,071)	$(43,728)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,044	2,235	3,510
Loss (gain) on disposal of equipment	363	135	(39)
Share-based compensation and warrants issued for services	2,114	2,669	3,811
Non-cash interest expense	1,739	1,329	803
Chang in fair value of financial instruments	96	—	—
Net changes in operating assets and liabilities:
Accounts receivable	(193)	(1,245)	(560)
Inventories	(1,345)	582	3,580
Prepaid Expenses and other assets	(354)	189	142
Deferred cost of product revenues	(375)	(1,092)	201
Accounts payable	2,305	(588)	(3,486)
Accrued and other liabilities	3,008	(219)	(76)
Accrued interest due to related parties	4	443	1,175
Deferred revenue	805	2,494	29
Deferred revenue from related parties	—	(168)	(492)
Customer refund liabilities	—	—	(1,044)
Net cash used in operating activities	(21,056)	(24,307)	(36,174)
Cash flows from investing activities
Purchases of property, plant and equipment	(849)	(209)	(1,653)
Proceeds from the sale of equipment	—	—	7
Sale of property, plant and equipment	35	—	—
Net cash used in investing activities	(814)	(209)	(1,646)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	8,188	—	—
Proceeds from issuance of debt	4,000	—	—
Proceeds from issuance of debt due to related parties, net of financing costs	—	—	39,698
Proceeds from secured borrowings	16,228	—	—
Reductions in secured borrowings	(14,952)	—	—
Repayment of debt	(756)	(260)	(435)
Financing costs	(215)	(75)	—
Repayment of capital leases	(420)	(821)	(1,983)
Change in restricted cash	957	15,412	(15,000)
Exercise of stock options	17	31	54
Net cash provided by financing activities	13,047	14,287	22,334
Net decrease in cash and cash equivalents	(8,823)	(10,229)	(15,486)
Cash and cash equivalents, beginning of period	9,609	19,838	35,324
Cash and cash equivalents, end of period	$786	$9,609	$19,838

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest of $0, $0, and $4 and for the years ended December 31, 2017, 2016 and 2015, respectively	$5,926	$5,550	$2,297
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$245	$21	$499
Equipment acquired under capital leases	$—	$1,586	$787